
VirtGame™

Safe Harbor Statement

Statements in this presentation may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations that could be affected by risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, which include VirtGame's Annual Report on Form 10-K

Introduction

VirtGame Corp

- Major General Paul Harvey, *Chairman*
- Mark Newburg, *President & CEO*
- Vinny Divito, *Director*
- Arnaldo Galassi, *VP & CFO*
- Dan Donahue, *Partner, Preston | Gates | Ellis*
- Yvonne Zappulla, *Wall Street Investor Relations*

VirtGame Snapshot

VirtGame is a provider of innovative *sports book software systems* and *server-based networked gaming software* to the regulated gaming industry

Symbol VGTI.OB

Headquarters	Las Vegas, Nevada
Recent stock price (2-22-05)	$0.33
Average Volume (3 month)	96,900 - daily
Shares Outstanding / Fully Diluted	36.7mm / 63.6mm
Market Cap (2-22-05)	$11,900,000
Cash	$0.00
Short Term Borrowing	$2.5 million facility / $650k drawn
Accumulated Deficit	$23.29mm
Shareholders Deficit	$2.15mm
Q3 2004 Revenues – YTD	$289k
Q3 2004 Profit/(Loss) – YTD	$(1.23)mm
Q3 2004 Cash burn – YTD	$3.1mm
Potential # of Kiosks Today/market	54/600 (Nevada)

VirtGame's Opportunity

Three product lines covering almost every betting format

- PrimeLine Race and Sport Books software and hardware
- Sport Betting Express (SBX) / Short Term Betting (STB)
- VirtStation



PrimeLine & SBX

Business Reality

- Direct competitor emerging from bankruptcy.
- Indirect competition is being created overseas (initially) through variations on Internet gaming.
- A recognized gaming service provider signed an NDA on Oct. 11, 2004.
  - Analyzed the business during Q4 2004 and made an offer that was not financially viable.
- Progressive Gaming International views the business as a cash generator to support its other growth businesses.
- Market Potential – Nevada
  – International

VirtStation

Business Reality

- VirtGame has not yet received any approvals or licenses for VirtStation.
- VirtGame will need to finance the distribution and create or license game content to support a multi game, server based slot machine system.
- IGT signed an NDA on October 5, 2004.
- Industry analysts have stated that IGT is pursuing a competitive product. IGT has approximately $875 million in cash with software content to support a multi game, server based slot machine system.
- VirtGame's business plan estimated a 2006 rollout. With IGT as near term competitor, VirtGame will need to accelerate its R&D and lab work (increased programming effort, hire more programmers, etc.) – dramatically increases our financing requirements.

IGT PRESS RELEASE

IGT Debuts SuperSAS at G2E RENO, Nev.
Sep 30, 2004 – PR Newswire

IGT announced today that it will be releasing details of its new SuperSAS protocol next week at Global Gaming Expo in Las Vegas. The SuperSAS protocol is an Ethernet extension of its current SAS protocol, which will allow support for advanced features such as server based gaming, remote floor configuration, and centralized high speed machine and peripheral program downloads.

"This is a key step in bringing Server Based Gaming to a reality," said Richard Pennington, Executive Vice President, Product Development. "SuperSAS will be the building block for the casino floor of the future. It encompasses the latest in security, encryption, and network technology."

Business Strategy Options

1. Remain independent
   - Requires *minimum* of $4 - $5 million = 16 to 20 million additional shares
     - **Competitively capital deficient**
   - Deal with competitive challenge from IGT earlier than anticipated and on their home turf (US)
2. Sell PrimeLine / SBX
   - Use proceeds to develop VirtStation
   - Reduction in s/t revenue – requires more funding
3. Sell VirtStation
   - Use proceeds to develop PrimeLine / SBX
   - Removes L/T high revenue generation potential
4. Sell VirtGame to a company with the ability to deploy the business model quickly, effectively and with stock price appreciation potential.

Gaming Supply Company Comparisons

			MKT CAP	SHARES	REVENUES	EPS	P/E	PEG	P/E	PEG
NAME	SYMBOL	PRICE	($ mil)	OUT	2005	2005	2005	2005	2006	2006
Progressive Gaming	PGIC	$12.16	$269	22.15m	$100.2	$0.30	40.5	1.56	19.90	0.77
Alliance Gaming	AGI	$10.96	$559	51 m	$505.5	$0.25	45.2	2.80	22.93	1.42
Int'l Game Tech	IGT	$31.38	$10,800	345 m	$2,416.2	$1.37	23.0	1.46	18.84	1.21
Scientific Games	SGMS	$25.60	$2,250	88.1m	$740.3	$1.10	23.1	1.03	19.14	0.85
WMS	WMS	$27.45	$854	31.1m	$410.3	$0.93	40.9	1.95	22.91	1.09
Youbet.com	UBET	$5.25	$161	30.7m	$26.6	$0.18	31.1	0.41	19.96	0.27

Source: First Call

"Progressive Gaming is now a unique patent, high margin, high re-occurring revenue gaming supplier that is poised to grow EPS faster than all our gaming supply comps. Its product lines are at the beginning of what could amount to a larger than anticipated growth curve, which could lead to substantial growth which may be enjoyed in FY06 numbers."

Excerpt from January 27, 2005 "Progressive Gaming International" by David Bain of Merriman Curhan & Ford

Progressive Gaming International

- Progressive Gaming, previously known as Mikohn, is a diversified gaming content systems manufacturer and supplier. The company produces niche slot content based on several popular licensed games, including Garfield, Yahtzee, Trivial Pursuit, Ripley's Believe it or Not, Clue, and Battleship.
- In addition, the company manufactures popular table games, including Caribbean Stud, Pai Gow Poker, Monopoly Blackjack, and Progressive Blackjack.
- New management team is shifting the company out of low growth, low margin businesses to a high margin software model.
- Financial goals – High growth, high margin, high quality, leveraging talent and generating free cash flow

Market Data

Market Cap (M):	$255
Shares Out (M):	22.15
Float (M):	21.6
10 Day Avg. Volume:	414,000
Institutional Ownership:	43%
Enterprise Value (M):	$263.3

	PGIC	VG
Min: Price/ Vol	$3.85 / 7,500	$0.31 / 0
Max: Price / Vol	$12.4 / 2.3m	$0.71 / 0.736m
Avg Volume	218,642	75,949
Stand Deviation	49.2%	102.6%

VGTI Options/Warrants

- All VirtGame options and warrants (including those that are out of the money) at the transaction's close convert to PGIC options and warrants.
  - The exercise price and share amounts of the PGIC options and warrants will be proportionately adjusted – all other terms to remain the same.
- Any VirtGame options and warrants assumed by PGIC that expire unexercised will result in the underlying PGIC common shares being returned to the VirtGame shareholders.
- Last of option/warrants expire 3/15/09.

The Deal

Maximum Transaction Shares			**2,000,000**
A. Closing Adjustment to Purchase Shares			
Amounts owed by the Company to Parent under the Credit Facility plus any Indebtedness		$ 2,500,000	
Less: Fees and expenses paid to advisor and counsel in connection with the Transaction		$ 425,000	
Less: Contracts executed prior to Closing		$ 500,000	
Less: Anticipated Cash Rec'd from in-the-money Options/Warrants		$ 1,000,000	
Net purchase price adjustment		$ 575,000	
Parent share price (10-day Avg at DA)		11.97	
Closing Adjustment to Purchase Shares			(48,033)
Net total Parent Shares to be issued in the Merger			**1,951,967**
Total fully diluted Company Common Stock			63,621,263
Common Stock Exchange Ratio			**0.03068**
B. Parent Common Stock to be issued to holders of Company Common Stock, Options & Warrants			
		Company Common Stock	Parent Common Stock Issuable
(i) Company Common Stock issued and outstanding, including shares committed to be issued		36,170,007	1,109,734
(ii) Company Common Stock issuable upon the exercise of any and all Company Options outstanding		8,096,600	248,412
(iii) Company Common Stock issuable upon the exercise of any and all Company Warrants outstanding		11,675,521 [1]	358,217
		55,942,128	**1,716,363**
C. Company Preferred Stock			
(1) Series A Preferred ($.38)			
Shares of Preferred Stock Series A	1,992.500 [2]		
Series A Preferred Stock Exchange Ratio	2,631.579 [3]		
Parent Common Stock Shares issued to Series A Preferred Stock holders		5,243,421	160,874
(2) Series B Preferred ($.70)			
Shares of Preferred Stock Series B	1,705.000 [4]		
Series B Preferred Stock Exchange Ratio	1,428.571 [5]		
Parent Common Stock Shares issued to Series B Preferred Stock holders		2,435,714	74,730
Total Parent Common Stock issued to holders of Company Series A & B Preferred Stock		**7,679,135**	**235,604**
Total Parent Common Stock issuable in connection with the Merger		**63,621,263**	**1,951,967**

[1] Includes 300 Series A Preferred and 420,000 warrants that are issuable upon exercise of units issued to placement agent
[2] Convertible into 5,243,421 Company Common Stock based on a $.38 conversion price
[3] Based on exchange ratio of .0307 * $1,000/share / $.38 Conversion Price
[4] Convertible into 2,435,715 Company Common Stock based on a $.70 conversion price
[5] Based on exchange ratio of .0307 * $1,000/share / $.70 Conversion Price

Share Math

Shares outstanding on a fully diluted basis as of December 2003

Shares outstanding as of December 2003	31,217,099
a. Issuable upon conversion of Series A	6,156,340
b. Issuable upon exercise of Series A investor warrants	4,200,000
c. Issuable upon conversion of Series A underlying Placement Agent unit warrants	789,473
d. Issuable upon exercise of warrants underlying Series Placement Agent unit warrants	420,000
e. Issuable upon conversion of Series B	2,435,711
f. Issuable upon exercise of Series B investor warrants	608,928
g. Issuable upon exercise of Series B placement agent warrants	243,571
h. Issuable upon exercise of o/s options	7,553,600
i. Issuable upon exercise of o/s warrants	4,554,443
TOTAL – December 2003	**58,179,000**

Adjustments to share count since Dec '03

December 2003	58,179,000
1. Issued options to attract new directors, officers and management;	+ 3,870,000
2. Issued shares to strategic partners;	+ 1,000,000
3. Shares in dispute	+ 1,000,000
4. New warrants in 2004	1,150,000
5. Expired options and warrants	(1,600,000)
Total	**63,600,000**

Summary

The VirtGame Board unanimously supports this offer. It provides shareholders the best alternative for the following reasons:

- VirtGame is a small under-capitalized gaming company with a big vision.
- Current cash position is poor, fully diluted share count is large.
- At current resource level, market potential over next several years is constrained.
- Significant expenditures are required to carry VirtStation through approvals, licenses and distribution. Game content has yet to be secured.
- Rapidly consolidating industry creating large well-capitalized companies launching competitive products.
- Progressive Gaming International offered the best terms:
  - Its mission statement is in line with a full integration of VirtGame technology.
  - We believe PGIC offers the greatest upside potential to capitalize on our combined technologies and maximize shareholder value.
- PGIC shares vs VirtGame shares
  - PGIC is NASDAQ listed vs. being a bulletin board listed company (penny stock).
  - Significantly more liquidity and trading volume in the stock.
  - Appropriately capitalized for competitive landscape.

Thank you

For additional information, please visit our web site at
www.virtgame.com


VirtGame™